UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2012

Foot Locker, Inc.
(Exact Name of Registrant as Specified in its Charter)

New York	1-10299	13-3513936
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

112 West 34th Street, New York, New York	10120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-720-3700

Former Name/Address
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operation and Financial Condition

                    On August 17, 2012, Foot Locker, Inc. issued a press release announcing its operating results for the second quarter of 2012. The press release includes a non-GAAP financial measure of second quarter net income excluding a tax benefit of $1 million, or $0.01 per diluted share, to reflect the partial repeal of the last two stages of a Canadian provincial tax rate change. The Company provides non-GAAP information to assist investors with the comparison of the Company’s results period over period. The non-GAAP financial measure is provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. A reconciliation to GAAP is provided below:

	Thirteen weeks ended		Twenty-six weeks ended

	July 28,	July 30,	July 28,	July 30,
(in millions)	2012	2011	2012	2011

Net income	$59	$37	$187	$131
Diluted EPS	$0.39	$0.24	$1.21	$0.84

Net income (non-GAAP)	$58	$37	$186	$131
Diluted EPS (non-GAAP)	$0.38	$0.24	$1.20	$0.84

                    A copy of the press release is furnished as Exhibit 99.1, which, in its entirety, is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release of Foot Locker, Inc. dated August 17, 2012 reporting operating results for the second quarter of 2012.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.
(Registrant)

Date: August 17, 2012	By:	/s/ Lauren B. Peters

Executive Vice President and Chief Financial Officer